Exhibit 99.4

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Chevy Chase, Maryland

INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

June 30, 2017

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Balance Sheet (Unaudited)

As of June 30, 2017

(dollar amounts in thousands)

Assets
Current assets
Cash and cash equivalents	$15,728
Accounts receivable	6,889
Prepaid expenses and other current assets	526
Due from affiliate	32,748
Total current assets	55,891
Intangible assets, net	1,013
Goodwill	8,967
Investment in affiliates	24
Property and equipment, net	5,434
Total Assets	$71,329
Liabilities and Partners’ Deficit
Current liabilities
Lines of credit	$14,700
Accounts payable	2,703
Accrued expenses	24,433
Accrued limited partner profit-sharing expense, current	4,266
Deferred rent, current	351
Contingent purchase consideration payable	1,675
Due to affiliate	178
Total current liabilities	48,306
Accrued limited partner profit-sharing expense, net of current portion	129,659
Deferred rent, net of current portion	2,676
Total Liabilities	180,641
Total Partners’ Deficit	(109,312)
Total Liabilities and Partners’ Deficit	$71,329

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

For the Six Months Ended June 30, 2017 and 2016

(dollar amounts in thousands)

	Six Months Ended June 30,
	2017	2016
Revenues
Asset management fees	$19,359	$17,008
Asset management fee credits	—	3,757
Development and construction management fees	17,095	12,770
Property management fees	11,103	10,888
Leasing fees	5,367	3,200
Other revenue	1,102	2,068
Total revenues	54,026	49,691
Operating Expenses
Salary and benefits—reimbursement to general partner	26,367	28,251
Limited partner profit-sharing expense	5,643	13,724
Asset management fee credit expense	—	3,757
General and administrative	6,827	9,089
Depreciation and amortization	881	1,032
Total operating expenses	39,718	55,853
Operating Income (Loss)	14,308	(6,162)
Income from investments in affiliates	91	370
Other (Expenses) Income
Gain on acquisition of affiliate, net	—	3,087
Interest expense	(171)	(132)
Total other (expenses) income	(171)	2,955
Income (Loss) Before Income Taxes	14,228	(2,837)
Income Taxes	(160)	(122)
Net Income (Loss)	14,068	(2,959)
Other comprehensive income	—	—
Comprehensive Income (Loss)	$14,068	$(2,959)

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statement of Changes in Partners’ Deficit (Unaudited)

For the Six Months Ended June 30, 2017

(dollar amounts in thousands)

Balance, January 1, 2017	$(123,380)
Net income	14,068
Balance, June 30, 2017	$(109,312)

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2017 and 2016

(dollar amounts in thousands)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities
Net income (loss)	$14,068	$(2,959)
Reconciliation adjustments
Gain on acquisition of affiliate, net	—	(3,087)
Depreciation and amortization	881	1,032
Other adjustments	30	30
Income from investment in affiliates	(91)	(370)
Distributions from affiliates	218	274
Changes in, net of acquired amounts:
Accounts receivable	1,218	(261)
Prepaid expenses and other current assets	477	212
Accounts payable	2,279	(34)
Accrued expenses	3,553	(4,330)
Accrued limited partner profit-sharing expense	944	5,174
Due from affiliate, net	(23,874)	(9,466)
Deferred rent	(146)	(95)
Net cash used in operating activities	(443)	(13,880)
Cash Flows from Investing Activities
Acquisition of affiliate	—	(4,668)
Acquisition of property and equipment	—	(171)
Net cash used in investing activities	—	(4,839)
Cash Flows from Financing Activities
Line of credit advances	14,700	12,000
Line of credit repayments	(3,600)	—
Loan costs	(20)	—
Net cash provided by financing activities	11,080	12,000
Net Increase (Decrease) in Cash and Cash Equivalents	10,637	(6,719)
Cash and Cash Equivalents, beginning of period	5,091	8,623
Cash and Cash Equivalents, end of period	$15,728	$1,904
Supplemental Disclosure of Cash Flow Information
Taxes paid	$101	$172
Interest paid	$141	$102
Supplemental Disclosure of Non-Cash Activity
Contingent consideration for acquisition of affiliate	$—	$2,000

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 1—ORGANIZATION

JBG/Operating Partners, L.P. and subsidiaries (the “Partnership”) is a limited partnership under the laws of the State of Delaware and will continue in perpetuity, unless earlier terminated or dissolved pursuant to the limited partnership agreement or by operation of law.

The Partnership is a fee-based real estate services company that is owned by a group of investors, including a general partner and nineteen limited partners (the “Limited Partners’’). The Limited Partners, and all other personnel providing services to and on behalf of the Partnership, are employees of the Partnership’s general partner. The Partnership reimburses its general partner for all salary, benefits, and related costs under a cost reimbursement arrangement.

The Partnership operates in the Washington, DC metropolitan area and earns fees in connection with investment, development, assets and property management, leasing, construction management, tenant improvement construction and finance services provided to commercial office properties, multifamily (both rental and for-sale), retail and hotels. Substantially all fee revenue earned by the Partnership is from services provided for the real estate assets owned by affiliated real estate investment funds (the ‘‘Funds’’) and other real estate investment vehicles (collectively, the “Contributing Entities”). The Contributing Entities own interests in real estate assets through separate limited liability companies (‘‘Property LLCs’’). The Partnership, Contributing Entities, and Property LLCs are not under common control or ownership.

On October 31, 2016, the Partnership entered into a Master Transaction Agreement (the “Transaction Agreement”) with Vornado Realty Trust, Vornado Realty L.P., JBG Properties, Inc., certain affiliates of JBG Properties, Inc., JBG SMITH Properties (“JBG SMITH”) and JBG SMITH Properties LP, a Delaware limited partnership and JBG SMITH’s subsidiary operating partnership (the “Operating Partnership”). On July 18, 2017, in accordance with the Transaction Agreement, the Partnership, and the Funds’ interests in certain separate Property LLCs’ were contributed through a series of formation transactions to the Operating Partnership, in exchange for the right to receive units of limited partnership interest in the Operating Partnership or common shares of JBG SMITH (a publicly traded real estate investment trust) or, in certain circumstances, cash (the “Transaction”). The Contributing Entities are otherwise not parties to the formation transactions and the substantial majority of them continue to exist independent of the Transaction. Upon the closing of the Transaction, the Partnership merged with and into a subsidiary of the Operating Partnership, which will continue providing management and other services to, and on behalf of, certain of the Contributing Entities and the Property LLCs owned by the Contributing Entities that were not contributed in the Transaction.

On May 25, 2016, the Partnership and certain affiliated entities entered into a Master Combination Agreement (the “Combination Agreement”) with New York REIT, Inc. (“NYRT”). On August 2, 2016, the Partnership and NYRT entered into a Termination and Release Agreement (the “Termination Agreement”) which terminated the Combination Agreement. In accordance with the Termination Agreement, NYRT reimbursed the Partnership $9,500 for professional fees incurred by the Partnership pursuing the transactions governed by the Combination Agreement.

The Partnership has one reportable segment—real estate services.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from these estimates.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Principles of Consolidation—The consolidated financial statements include the accounts of the Partnership and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Partnership has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2015-02, Amendment to the Consolidation Analysis, which improves targeted areas of the consolidation guidance and reduces the number of consolidation models for all periods presented.

The Partnership does not have significant involvement and is not the primary beneficiary of any variable interest entities.

When the requirements for consolidation are not met, but the Partnership has significant influence over the operations of an investee, the Partnership accounts for its partially owned entities under the equity method. The Partnership’s judgement with respect to its level of influence of an entity involves the consideration of various factors, including voting rights, forms of its ownership interest, representation in the entity’s governance, the size of its investment (including loans), its ability to participate in policy making decisions and rights of the other investors to participate in the decision making process and to replace the Partnership as managing member and/or liquidate the venture, if applicable. The assessment of the Partnership’s influence over an entity affects the presentation of these investments in the accompanying consolidated financial statements.

Equity method investments are initially recorded at cost and subsequently adjusted for the Partnership’s share of net income or loss and cash contributions and distributions each period. See Note 5.

Unaudited Interim Consolidated Financial Statements—The interim consolidated financial statements are unaudited.  In the opinion of management, these consolidated financial statements reflect all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Cash and Cash Equivalents—For purposes of the accompanying consolidated balance sheet and consolidated statements of cash flows, the Partnership considers short-term investments with remaining maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable—Accounts receivable are stated at net realizable value. Management considers the following factors when determining the collectability of specific customer accounts: customer credit worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. Based on management’s assessments, an allowance for doubtful accounts was not deemed necessary as of June 30, 2017.

Property and Equipment—Furniture, fixtures, and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are costs incurred to prepare the Partnership’s corporate office space for occupancy and are depreciated on a straight-line basis over the shorter of the estimated useful lives of the improvements or the terms of the respective leases. The following are the estimated useful lives used for depreciation purposes:

Assets	Depreciation Period
Furniture, fixtures, and equipment	3 - 5 years
Leasehold improvements	8 - 15 years

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements that improve or extend the useful life of the asset are capitalized. Depreciation and amortization expense related to property and equipment for the six months ended June 30, 2017 and 2016 was $777 and $812, respectively.

Business Combinations—The Partnership accounts for business combinations using the acquisition method of accounting, under which the purchase price of the acquisition is allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. Contingent consideration obligations that are elements of consideration transferred are recognized as of the acquisition date as part of the fair value transferred in exchange for the acquired business. Acquisition-related costs incurred in connection with the business combination are expensed as incurred.

Intangible Assets—Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives and are reviewed annually for impairment or when events or circumstances indicate their carrying amount may not be recoverable. No impairment was recorded during the six months ended June 30, 2017 and 2016.

Goodwill—Goodwill is the excess of cost of an acquired entity over the amounts specifically assigned to assets acquired and liabilities assumed in a business combination. The Partnership tests the carrying value of goodwill for impairment on an annual basis, or on an interim basis if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Such interim circumstances may include, but are not limited to, significant adverse changes in the general business climate, unanticipated competition, and the loss of key personnel. The Partnership first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If assessing the totality of events or circumstances leads to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a quantitative assessment is performed to determine if the goodwill is impaired. The Partnership does not believe that impairment indicators were present during the periods presented, and, accordingly, no such losses have been reflected in the accompanying consolidated financial statements.

Long-Lived Assets—Long-lived assets, such as property and equipment, and acquired intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Partnership first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Partnership does not believe that impairment indicators were present during the periods presented, and, accordingly, no such losses have been reflected in the accompanying consolidated financial statements.

Fair Value Measurements—U.S. GAAP has established a framework for measuring fair value and requires certain disclosures for all financial and non-financial instruments required to be recorded in the consolidated balance sheet or disclosed in the footnotes to the consolidated financial statements. Broadly, U.S. GAAP requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. U.S. GAAP generally requires the use of one or more valuation techniques that include the market, income, or cost approaches. U.S. GAAP also establishes market or observable inputs as the preferred source of values when using such valuation techniques, followed by assumptions based on hypothetical transactions in the absence of market inputs.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

The valuation techniques required by U.S. GAAP are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. U.S. GAAP classifies inputs using the following hierarchy:

Level 1 -                    Quoted prices for identical instruments in active markets.

Level 2 -                    Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 -                    Significant inputs to the valuation model are unobservable.

Due to the uncertainty inherent in the valuation process, such estimates of fair value may differ significantly from the values that would have been used had a ready market for the asset or liability existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of these assets and liabilities may cause the gains or losses, if any, ultimately realized, to be different than the valuations currently assigned.

The fair value of the intangible assets and goodwill and the measurement of the contingent consideration were based on unobservable inputs, including projected probability-weighted cash payments and a discount rate, which reflects a market rate. Changes in fair value may occur as a result of a change in the actual or projected cash payments, the probability weightings applied by the Partnership to projected payments, or a change in the discount rate. Significant increases or decreases in any of these inputs in isolation could result in a significant upward or downward change in the fair value measurement. Allocations of fair value to other assets and liabilities was equal to the respective carrying amounts.

The following table summarizes the Partnership’s liabilities measured at fair value on a recurring basis as of June 30, 2017:

	Level 1	Level 2	Level 3	Total
Contingent purchase consideration payable	$—	$—	$1,675	$1,675

The fair value of the Partnership’s contingent consideration payable as of June 30, 2017 was computed using a discounted cash flow valuation technique; the most significant input used in determining the fair value of contingent consideration was the fair value of the Partnership. This input was an unobservable Level 3 input which and was derived from various sources of information including consultation with third parties.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Revenue Recognition—The Partnership’s revenue streams are received for providing various real estate management and advisory services, including:

•                  Asset management services provided to the Contributing Entities, as delegated by the managing member or equivalent of each of the Contributing Entities, for executing strategies to maximize real estate values, managing/supervising asset performance, and providing related reporting and other services to the Fund investors. Asset management fees are recognized as services are provided. See also Note 8.

•                  Pre-development and construction management fees are received for services rendered at agreed upon hourly rates as stipulated in the related agreement. Revenue is recognized as services are provided or when the related fee has been earned.

•                  Development fees are received for services rendered and are based on a percentage of development costs incurred as stipulated in the related agreement. Revenue is recognized as services are provided or when the related fee has been earned.

•                  Property management services, include on-site oversight and maintenance, lease management, accounting, and other property related services. Property management fees are calculated as a percentage of rental revenue and are recognized as services are provided.

•                  Leasing commissions include commissions received when a lease is executed. Leasing commissions are recognized when earned.

Income Taxes—JBG/Operating Partners, L.P. is a limited partnership and certain subsidiaries of JBG/Operating Partners, L.P. are limited liability companies. Limited partnerships and limited liability companies are not subject to federal income taxes, although they may be subject to state income taxes in certain instances. The Partnership and the limited liabilities companies record no provision or benefit for federal income taxes because taxable income or loss passes through to and is reported by the partners and members on their respective income tax returns.

Deferred income taxes are provided for temporary differences in the reported costs of assets and liabilities and their tax bases, and are calculated due to the requirement of certain of the Partnership’s subsidiaries to pay unincorporated business franchise tax in Washington, DC (“DC Franchise Tax”). DC Franchise Tax is an income-based tax and accounted for under the FASB Accounting Standards Codification Topic 740, Income Taxes.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Partnership recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Partnership applied the accounting standard to all tax positions for which the statute of limitations remained open. As a result of this review, the Partnership did not identify any material uncertain tax positions.

The Partnership recognizes interest and penalties related to unrecognized tax benefits in income tax expense. For the six months ended June 30, 2017 and 2016, the Partnership has not recognized any interest or penalties in the consolidated statements of operations and comprehensive income (loss). The Partnership is no longer subject to U.S. federal, state, or local income tax examinations by tax authorities for the years before 2014. The Partnership is not currently under examination by any taxing jurisdiction.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

The Partnership’s DC Franchise Tax for the six months ended June 30, 2017 and 2016 totaled $160 and $122, respectively, and is included in income tax expense on the consolidated statements of operations and comprehensive income (loss).

NOTE 3—ACQUISITION OF AFFILIATE

Prior to January 8, 2016, the Partnership held a 33.3 percent interest in JBG/Rosenfeld Retail Properties, LLC (“JBGR”) and accounted for its interest using the equity method of accounting. On January 8, 2016, the Partnership acquired the remaining 66.7 percent interest for cash consideration of $4,668 plus contingent consideration of up to $2,250. The acquisition of JBGR is expected to enable the Partnership to provide a full range of real estate services for retail properties. Upon the acquisition, the estimated fair value of the contingent consideration totaled $2,000. The amount of contingent consideration payable is based on the fair value of the Partnership derived from the Transaction described in Note 1. As of June 30, 2017, the estimated fair value of the contingent consideration was $1,675. Upon the closing of the Transaction, described in Note 1, the contingent consideration of $1,675 was transferred to the sellers.

The carrying value of the Partnership’s 33.3 percent interest was zero on the date of acquisition. Pursuant to U.S. GAAP, the Partnership’s existing equity interest is remeasured at fair value on the date of acquisition. The fair value adjustment is recognized as a gain in the consolidated statements of operations and comprehensive income (loss) and allocated to investee’s assets and liabilities based on their relative fair values.

As of the acquisition date, the fair value of JBGR totaled $10,220. Of this amount, $4,668 was paid to the sellers, $2,000 of contingent consideration was payable to the sellers, and $3,552 is allocable to the Partnership for its existing 33.3 percent interest. Also included in gain on acquisition of affiliate, net on the consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2016, is the write-off of deferred rent receivable of $465 related to a preexisting sublease between the Partnership and JBGR.

The following table summarizes the preliminary estimated fair values of the assets and liabilities at the acquisition date.

Accounts receivable	$465
Other assets	90
Property and equipment	187
Accrued expenses	(812)
Net identifiable liabilities assumed	(70)
Intangible assets	1,323
Goodwill	8,967
Net assets acquired	$10,220

The goodwill recognized is attributable primarily to expected synergies and assembled workforce of JBGR.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

The following table sets forth the acquired intangible assets detail as of June 30, 2017:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Exclusive leasing agreements	$1,002	$150	$852
Non-competition agreement	321	160	161
	$1,323	$310	$1,013

Exclusive leasing agreements are amortized on a straight-line basis over their estimated useful lives of approximately 10 years. The non-competition agreement is amortized on a straight-line basis over the term of the non-competition agreement, which is 3 years. Amortization expense for the six months ended June 30, 2017 and 2016 was $104 and $220, respectively.

Estimated amortization of the acquired intangible assets as of June 30, 2017 is as follows:

Six months ending December 31, 2017	$104
2018	207
2019	100
2020	100
2021	100
Thereafter	402
$1,013

Additionally, in January 2016, the Partnership entered into a Consulting Agreement with an entity owned by certain individual sellers of JBGR. The noncancelable term of the Consulting Agreement expires on January 1, 2018. Under the terms of the Consulting Agreements, monthly payments of $181 and $186 are payable in 2016 and 2017, respectively. The Partnership incurred consulting fees of $1,116 and $1,086 for the six months ended June 30, 2017 and 2016, respectively, related to the Consulting Agreement, which is included in general and administrative expense on the accompanying consolidated statements of operations and comprehensive income (loss).

NOTE 4—PROPERTY AND EQUIPMENT

The following table sets forth the details of property and equipment as of June 30, 2017:

Furniture, fixtures, and equipment	$8,260
Leasehold improvements	7,791
16,051
Less accumulated depreciation and amortization	(10,617)
Property and equipment, net	$5,434

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 5—INVESTMENT IN AFFILIATE

The Partnership applied the equity method of accounting for investment in Hotco, LLC (“Hotco”), which was dissolved on March 31, 2017. Under the Hotco limited liability agreement, the Partnership was not obligated to fund operating losses or other obligations of Hotco.

The Partnership periodically evaluates the carrying value of its equity method investment for impairment when the estimated fair value is less than the carrying value. The Partnership records a charge to reduce carrying value to estimated fair value when impairment is deemed other than temporary. No impairment was recorded for the six months ended June 30, 2017 and 2016.

During the six months ended June 30, 2017, the Partnership received its final distribution from Hotco of $100. As of June 30, 2017, the Partnership’s investment in Hotco was $0. For the six months ended June 30, 2017 and 2016, the Partnership recorded income from its investment in Hotco of $91 and $370, respectively.

As of June 30, 2017, the Partnership had several immaterial investments accounted for under the cost method, which were distributed to the Limited Partners upon the closing of the Transaction described in Note 1.

NOTE 6—LINES OF CREDIT

The Partnership maintains a line of credit that had a maximum amount available of $8,000 as of June 30, 2017, with a maturity date of September 30, 2017. The Partnership maintains a second line of credit with a maximum amount available of $8,000, which was increased to $16,000 on June 30, 2017 and extended through December 30, 2017. Advances on the two lines of credit bear interest at a variable rate equal to the Adjusted London Interbank Offered Rate (“LIBOR”) plus 3.00 percent. As of June 30, 2017, borrowings on the lines of credit totaled $14,700 and the effective interest rate was 4.17 percent. The Partnership incurred interest expense of $171 and $132 for the six months ended June 30, 2017, and 2016, respectively, related to the lines of credit. Upon the closing of the Transaction, both lines of credit were repaid in full and terminated.

In connection with the Partnership obtaining each line of credit, certain of the Limited Partners entered into Repayment Guaranty Agreements (the “Guaranty Agreements”). Under the Guaranty Agreements, these Limited Partners agreed to guarantee timely payment due to the lender through the maturity date, including reasonable attorney fees and expenses. The terms of the Guaranty Agreements require partners to comply with certain financial covenants, including maintaining a collective minimum liquidity of $8,000 as of June 30, 2017. As of June 30, 2017, the partners were in compliance with the collective minimum liquidity requirement. The Guaranty Agreements were terminated upon the closing of the Transaction.

NOTE 7—LIMITED PARTNER PROFIT-SHARING EXPENSE

The Limited Partners serve in an employment capacity, delivering real estate services for the benefit of the Partnership. The Limited Partners receive salary and other benefits in that capacity from the Partnership’s general partner. The Partnership reimburses its general partner for these costs. In addition, and pursuant to the Limited Partnership Agreement, as amended (the “Partnership LPA”), the Limited Partners are entitled to receive a share of the Partnership’s annual distributable cash, as defined in the Partnership LPA (“Distributable Cash”), subject to continued employment. The payment of this Distributable Cash is referred to as an “Annual Profit-Sharing Payment.”

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

In addition to the Annual Profit-Sharing Payment, under the Partnership LPA, the Limited Partners are eligible to receive an annual profit-sharing payment equal to the Limited Partner’s share of Distributable Cash for each year in the five-year period following conclusion of such Limited Partner’s employment with the Partnership (“Redemption Payments”). Pursuant to the Partnership LPA, Redemption Payments vest ratably over a fifteen year period during the Limited Partner’s continued employment. The Annual Profit-Sharing Payment and the Redemption Payments are collectively referred to as the “Profit-Sharing Arrangement.”

The Limited Partners were not obligated to make an equity investment in the Partnership in exchange for the right to receive the benefit of the Annual Profit-Sharing Payment or Redemption Payments. Although the terms of the Partnership LPA require that Limited Partners contribute capital in the event of a capital call, no such capital call has occurred in the past, and none are expected in the future. In light of this history, the Partnership does not consider the Limited Partners to be substantively at risk for adverse changes in the net equity of the Partnership. The Partnership accounts for the Profit-Sharing Arrangement and recognizes corresponding compensation expense equal to (a) the Annual Profit-Sharing Payment; and (b) the vested portion of the Redemption Payments payable in accordance with the Partnership LPA when such future payments become probable and estimable. The compensation expense recorded related to these interests is recorded as limited partner profit-sharing expense on the consolidated statements of operations and comprehensive income (loss), and the vested portion of Redemption Payments is accrued as accrued limited partner profit-sharing expense on the consolidated balance sheet. The partners’ capital deficit is attributable to the expense recognition related to this Profit-Sharing Arrangement.

Judgment is required for purposes of estimating the Redemption Payments element of the Profit-Sharing Arrangement. Specifically, management must estimate the amount of final distributions expected to be paid based upon the availability of Distributable Cash.

Upon the closing of the Transaction, this Profit-Sharing Arrangement was terminated. The Limited Partners received units of limited partnership in the Operating Partnership to settle any future amounts due for vested Redemption Payments.

NOTE 8—ASSET MANAGEMENT FEES AND FEE CREDITS

Each of the Funds pay an Asset Management Fee to the Fund’s managing member (“Fund Managing Member Entity”). The Asset Management Fee is calculated quarterly on the basis of an annual rate ranging from 0.35 percent to 1.50 percent (0.029 percent to 0.125 percent per month) of the Fund’s committed or invested member capital as defined in the Fund’s organizational documents, determined and calculated as of the first day of each quarter, and payable monthly. At the election of the Fund Managing Member Entity, the Asset Management Fee is initially payable in the form of a credit amount representing a residual equity interest in the Fund up to certain defined monetary thresholds (“Asset Management Fee Credit”). Fee credits are presented as Asset Management Fee Credits in the consolidated statements of operations and comprehensive income (loss). After achievement of the threshold, the remaining Asset Management Fee is payable in cash. The Fund Managing Member Entity may, at any time, make an irrevocable election to receive the Asset Management Fee in cash instead of in the form of an Asset Management Fee Credit. Fees paid in cash are presented as Asset Management Fees in the consolidated statement of operations and comprehensive income (loss). As of June 30, 2017, all Asset Management Fee Credits have been earned and no Asset Management Fee Credits are expected to be earned in the future.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

The Fund Managing Member Entity may delegate the provision of services, and may assign the corresponding fee, to an affiliate. The Fund Managing Member Entity has delegated responsibility for such services to the Partnership.

The Fund Managing Member Entity has granted the Asset Management Fee Credits to certain Partnership Limited Partners in exchange for services rendered to the Fund. The Partnership does not retain any portion of the Asset Management Fee Credits. These amounts are presented as asset management fee credit expense in the consolidated statements of operations and comprehensive income (loss). Measurement of the revenue amount and corresponding expense is based on the fair value of the services rendered as this amount is more readily determinable than the fair value of the residual equity interest in the Fund. The fair value of the services rendered is equal to the amount of cash that would have been received had the Fund Managing Member Entities elected to receive a cash payment instead of the fee credit.

Upon the closing of the Transaction, the asset management agreements were amended to remove the ability to elect a Fee Credit in lieu of a cash payment for the asset management fee, among other changes.

The Partnership does not have a direct ownership interest or any other interests in the Fund Managing Member Entities.

NOTE 9—COMMITMENTS

The Partnership’s general partner leases office space from a related party under a non-cancelable operating lease expiring in 2022. Because the general partner has no other operations or activities other than its interest in the Partnership, and the Partnership reimburses the general partner for all amounts due under the lease agreement, the rental obligation and related amounts are presented and disclosed in the Partnership’s consolidated financial statements.

The lease contains a renewal option for two additional five-year periods. The Partnership recognizes lease expense on a straight-line basis over the non-cancelable term of the lease. The Partnership reports the liability associated with the lease as deferred rent liability on the accompanying consolidated balance sheet. As of June 30, 2017, the deferred rent liability related to this lease was $3,027.

Future minimum rental payments due under the lease are as follows:

Six months ending December 31, 2017	$2,085
2018	3,991
2019	4,096
2020	4,203
2021	4,313
Thereafter	3,313
$22,001

For the six months ended June 30, 2017 and 2016, lease expense totaled $2,052 and $2,070, respectively, and is included in general and administrative expense on the accompanying consolidated statements of operations and comprehensive income (loss).

A portion of the leased space was subleased to JBGR; this sublease was terminated upon the acquisition of the remaining interest in JBGR in January 2016.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 10—BUSINESS AND CREDIT CONCENTRATIONS

Substantially all revenues of the Partnership are derived from performing services for the affiliated Contributing Entities and Property LLCs.

The Partnership maintains cash and cash equivalents at insured financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage. The Partnership believes that the risk is not significant.

NOTE 11—EMPLOYEE RETIREMENT SAVINGS PLAN

The Partnership’s general partner maintains a multiple employer retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code whereby employees may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under the Internal Revenue Code. The Partnership provides a discretionary matching contribution, which totaled $573 and $368 for the six months ended June 30, 2017 and 2016, respectively, and is included in salary and benefits—reimbursement to general partner on the accompanying consolidated statements of operations and comprehensive income (loss). The Partnership may also provide a discretionary profit-sharing contribution under the plan. No discretionary profit-sharing contributions were made during the six months ended June 30, 2017 and 2016.

NOTE 12—RELATED PARTY TRANSACTIONS

The Partnership provides a wide range of services to affiliated entities, including asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, development, redevelopment, accounting, and financing services. The rates for these services have been agreed upon in advance and are included in the related agreements. For the six months ended June 30, 2017 and 2016, revenues of $50,359 and $46,048, respectively, were earned from affiliated entities.

As of June 30, 2017, the Partnership had accounts receivable balances totaling $6,235 from affiliated entities.

The Partnership incurred certain reimbursable professional fees and personnel costs associated with the Transaction Agreement described in Note 1. As of June 30, 2017, reimbursable professional fees and personnel costs totaled $32,748 and are included in due from affiliate on the accompanying consolidated balance sheet. Upon the closing of the Transaction described in Note 1, JBG SMITH reimbursed the Partnership $31,382. The remaining balance is expected to be reimbursed by JBG SMITH in 2017.

NOTE 13—SUBSEQUENT EVENTS

The Partnership evaluated subsequent events through September 15, 2017 the date the consolidated financial statements were available to be issued.